UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2011

STARBUCKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134

(Address of Principal Executive Offices)

(206) 447-1575

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2011, Starbucks Corporation (the “Company”) announced that effective in September 2011, Cliff Borrows’ position will change from president, Starbucks Coffee U.S., to president, Americas and Starbucks U.S. (with responsibility for the United States, Canada, Mexico and Latin America), and John Culver’s position will change from president, Starbucks Coffee International, to president, Starbucks China and Asia Pacific (with responsibility for Asia Pacific, including China, Japan and India).

Item 7.01 Regulation FD.

On July 11, 2011, Starbucks Corporation (the “Company”) issued a press release announcing certain changes to its organizational structure. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this report.

The information furnished in Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing. This report will not be deemed an admission as to the materiality of any information in the report that is provided in connection with Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated: July 11, 2011
	By:	/s/ Troy Alstead
Troy Alstead
chief financial officer and chief administrative officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 11, 2011